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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is effective as of the 8th day of June, 1999 between Anchor BanCorp Wisconsin Inc. (the "Company"), a Wisconsin-chartered corporation, AnchorBank, S.S.B. (the "Bank"), a Wisconsin-chartered savings association and wholly-owned subsidiary of the Company, their respective successors and assigns, and James J. Rothenbach (the "Executive").

                                    RECITALS

         WHEREAS, the Company and FCB Financial Corp ("FCB Financial") entered into an Agreement and Plan of Merger, dated January 5, 1999 (the "Merger Agreement"), providing for the combination of the Company and FCB Financial and a concurrent combination of the Bank and Fox Cities Bank ("FCB Bank") in a strategic merger, wherein the Company and the Bank survive the merger (collectively, the "Merger");

         WHEREAS, prior to the Merger, FCB Financial and FCB Bank employed the Executive as President and Chief Executive Officer;

         WHEREAS, Executive previously entered into an Employment Agreement, dated May 1, 1998, by and among Executive, FCB Financial and FCB Bank (the "Prior Agreement);

         WHEREAS, consummation of the Merger contemplated by the Merger Agreement is conditioned upon the Company, the Bank and the Executive entering into an Employment Agreement conforming to the terms hereof and the termination of the Prior Agreement;

         WHEREAS, Executive's skills and extensive experience and knowledge in the financial institutions industry will substantially benefit the Company and the Bank;

         WHEREAS, the Company and the Bank desire to retain the services of Executive in connection with the business activities of the Company and the Bank following the Merger.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is agreed as follows:

         1.       Employment and Termination of Prior Agreement.

                  (i) The Bank and Company shall employ Executive and Executive shall serve the Bank and Company on the terms, conditions and for the period set forth in Section 2 of this Agreement.

                  (ii) Executive hereby acknowledges (a) receipt of the amounts due Executive under the Prior Agreement in connection with the Merger, which amount has been calculated in

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accordance with Section 2.6 of the Prior Agreement, and (b) termination of the
Prior Agreement in its entirety. Company and Bank acknowledge termination of the Prior Agreement in its entirety.

                  (iii) Pursuant to the terms of the Prior Agreement, the amounts due Executive thereunder as well as under any other agreement or plan were to be limited such that no portion of said payments would be deemed an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The parties hereto are in agreement that the present value of any payment (including payments made under the Prior Agreement, after giving effect to the limitation referred to in the preceding sentence) to or for the benefit of Executive in the nature of compensation, receipt of which is contingent on the occurrence of the Merger, and to which
Section 280G of the Code applies (in the aggregate "Total Payments"), is equal to an amount that is one dollar less than the maximum amount that may be paid without the loss of deduction under Section 280G(a) of the Code. Present value of the Total Payments for purposes of this Agreement has been calculated in accordance with Section 280G(d)(4) of the Code. Notwithstanding the foregoing, if it is ultimately determined by a court or pursuant to a final determination by the Internal Revenue Service that any portion of the Total Payments is subject to the tax ("Excise Tax") imposed by Section 4999 of the Code (or any successor thereto), then Company and Bank shall pay to Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive after deduction of (1) any Excise Tax and any interest charges or penalties in respect to the imposition of such Excise Tax (but not any federal, state or local income tax) on the Total Payments, and (2) any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 1(iii) shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's domicile for income tax purposes on the date the Gross-Up Payment is made, net of the maximum reduction of federal income taxes that could be obtained from deduction of such state and local taxes.

         2. Term of Employment. The period of Executive's employment under this Agreement shall begin as of June 8, 1999 (the Commencement Date) and expire on the first anniversary of the Commencement Date, unless sooner terminated as provided herein; provided that, on a date no less than 180 days preceding the first anniversary and, assuming renewal of this Agreement as provided herein, on each subsequent anniversary, of the Commencement Date, the term of employment may be extended by action of the Bank's and Company's Boards of Directors, following an explicit review by the Boards of Executive's performance under this Agreement (with appropriate documentation thereof and after taking into account all relevant factors including Executive's performance hereunder), to add one additional year to the remaining term of employment. The Boards of Directors of the Company and the Bank shall provide Executive with at least one hundred eighty (180) days' advance written notice of any decision on their part not to extend the Agreement prior to the expiration of the initial term or any renewal term hereof; in the absence of such written notice the term of this Agreement shall automatically be so extended. The term of employment as in effect from time to time hereunder shall be referred to as the "Employment Term". In the event the Company and Bank give notice

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to Executive that at the end of the initial term of this Agreement it shall not be renewed, Executive shall nonetheless continue as an employee of the Company and the Bank hereunder (including for purposes of all employee benefit and other plans), and shall continue to render the services required of him hereunder, for the remainder of such initial term; provided that the Company and Bank will make reasonable accommodation to the Executive for the time required for his efforts to secure other employment during such period. In the event that Company and Bank give notice to Executive that any subsequent renewal term of this Agreement shall not be renewed, Executive may terminate his employment under this Agreement at any time following the receipt of such notice; provided, however, that in such event Executive shall, as a severance benefit, continue to receive his compensation and benefits as provided in Section 4 through the expiration of the Employment Term and for purposes of all employee benefit and other plans shall continue to be deemed an employee of Company and Bank through the expiration of such Employment Term.

         3. Positions and Duties. Executive shall serve as Senior Vice President of the Bank and Company (or in such other position and with such other title as the Board of Directors of the Bank and the Company may determine, provided that the level of authority and responsibilities attendant to Executive's position are not materially reduced) and as a member of the management team. As such, Executive shall report directly to the 1st Vice President-Commercial Lending of the Bank and be generally responsible for management services of the type customarily performed by persons serving in similar capacities at other institutions, together with such other duties and responsibilities as may be appropriate to Executive's position and as may be from time to time determined by the Bank's and Company's Boards of Directors to be necessary to their operations and in accordance with their bylaws. Company and Bank agree that during the Employment Term they will not reduce materially Executive's level of authority, status or responsibilities without Executive's prior written consent. Furthermore, Executive shall not be required, without his prior written consent, to be based anywhere other than within the Oshkosh-Neenah/Menasha-Appleton metropolitan areas, except for reasonable business travel in connection with the business of Company and Bank.

         4. Compensation. As compensation for services provided pursuant to this Agreement, Executive shall receive from the Bank and the Company (collectively, "Employers") the compensation and benefits set forth below:

                  (i) Base Salary. During the Employment Term, Executive shall receive from Employers a base salary ("Base Salary") in such amount as may from time to time be approved by their Boards of Directors. The Base Salary shall at no time be less than $155,000 per annum. The Base Salary may be increased from time to time as determined by the Employers' Boards of Directors, provided that no such increase in Base Salary or other compensation shall in any way limit or reduce any other obligation of the Employers under this Agreement. Once established at a specified annual rate, Executive's Base Salary shall not thereafter be reduced except as part of a general pro-rata reduction in compensation applicable to all Executive Officers. Executive's Base Salary and other compensation shall be paid in accordance with the Employers' regular payroll practices as from time to time in effect. For purposes of this Agreement, the term "Executive Officers" shall mean all officers of the Bank and/or Company having a written Employment Agreement.

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                  (ii) Bonus and Incentive Plans. Executive shall be entitled, during the Employment Term, to participate in and receive payments from all bonus and other incentive compensation plans (as currently in effect, as modified from time to time, or as subsequently adopted); provided, however, that nothing contained herein shall grant Executive the right to continue in any bonus or other incentive compensation plan following its discontinuance by the Board or Boards (except to the extent Executive had earned or otherwise accumulated vested rights therein prior to such discontinuance). In addition, Executive shall participate in all stock purchase, stock option, stock appreciation right, stock grant, or other stock based incentive programs of any type made available by Employers to their Executive Officers. The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all Executive Officers of the Employers and does not result in a proportionately greater adverse change in the rights and benefits of Executive as compared with other Executive Officers. Any stock options granted to Executive pursuant to any of the foregoing plans shall provide that they vest in full no later than one day prior to the end of the Employment Term hereunder; provided that such vesting will not be accelerated if the Executive's employment is terminated for "cause" as provided in Section 5 hereof.

                  (iii) Other Benefits. During the Employment Term, Employers shall provide to Executive all other benefits of employment (or, with Executive's consent, equivalent benefits) generally made available to other Executive Officers. Such benefits shall include participation by Executive in any group health, life, disability, or similar insurance program and in any pension, profit-sharing, Employee Stock Ownership Plan ("ESOP"), 401(k) or other or similar retirement program. Employers shall continue in effect any individual insurance plans or deferred compensation agreements in effect as of the Commencement Date and Executive shall be entitled to use of an automobile provided by Employers under the terms of such corporate automobile policy as they shall maintain in effect and as it may be amended from time to time; provided, however, that if the Employers' corporate automobile policy is amended in a manner adverse to Executive, or this Agreement is terminated, in either case on or prior to the first anniversary of the Commencement Date, Executive shall be entitled to purchase his current automobile (1998 Buick LaSabre) or a comparable vehicle from the Employers for the lesser of $3,000 or the net book value of such vehicle.

                  Executive shall receive at least four weeks of paid vacation per annum, sick time, personal days and other perquisites in the same manner and to the same extent as provided under the Employers' policies as in effect from time to time for other Executive Officers. In addition, Employers shall provide Executive with a membership in the Oshkosh Country Club or its equivalent. Employers shall also reimburse Executive or otherwise provide for or pay all reasonable expenses incurred by Executive in furtherance of or in connection with the business of Employers, including but not by way of limitation, travel expenses and all reasonable entertainment expenses (whether incurred at Executive's residence, while traveling or otherwise) subject to such reasonable documentation and other limitations as may be imposed by the Boards of Directors of the Employers.

                  Nothing contained herein shall be construed as granting Executive the right to continue in any benefit plan or program, or to receive any other perquisite of employment

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provided under this Subsection 4(iii) following termination or discontinuance of such plan, program or perquisite by the Board (except to the extent Executive had previously earned or accumulated vested rights therein).

         5. Termination. In addition to a termination of employment by Executive as contemplated in Section 2, this Agreement may be terminated prior to the expiration of the Employment Term, subject to payment of the compensation and other benefits described below, upon occurrence of any of the events described herein. In case of such termination pursuant to this Section 5, the date on which Executive ceases to be employed under this Agreement, after giving effect to any prior notice requirement, is referred to as the "Termination Date".

                  (i) Death, Retirement. This Agreement shall terminate at the death or retirement of Executive. As used herein, the term "retirement" shall mean Executive's retirement in accordance with and pursuant to any retirement plan of the Employers generally applicable to Executive Officers or in accordance with any retirement arrangement established for Executive with his consent.

                  If termination occurs for such reason, no additional compensation shall be payable to Executive under this Agreement except as specifically provided herein. Notwithstanding anything to the contrary contained herein, Executive shall receive all compensation and other benefits to which he was entitled under Section 4 through the Termination Date and, in addition, shall receive all other benefits available to him under the Bank's benefit plans and programs to which he was entitled by reason of employment through the Termination Date.

                  (ii) Disability. This Agreement shall terminate upon the disability of Executive. As used in this Agreement, "disability" shall mean Executive's inability, as the result of physical or mental incapacity, to substantially perform his employment duties for a period of 90 consecutive days. Any question as to the existence of Executive's disability upon which Executive and Employers cannot agree shall be determined by a qualified independent physician mutually agreeable to Executive and Employers or, if the parties are unable to agree upon a physician within ten (10) days after notice from either to the other suggesting a physician, by a physician designated by the then president of the medical society for the county in which Executive maintains his principal residence. The costs of any such medical examination shall be borne by the Employers. If Executive is terminated due to disability, he shall be paid 100% of his Base Salary at the rate in effect at the time notice of termination is given for one year and thereafter an annual amount equal to 75% of such Base Salary for any remaining portion of the Employment Term, such amounts to be paid in substantially equal monthly installments and offset by any monthly payments actually received by Executive during the payment period from (i) any disability plans provided by the Employers, and/or (ii) any governmental social security or workers compensation program.

                  If termination occurs for such reason, no additional compensation shall be payable to Executive except as specifically provided herein. Notwithstanding anything to the contrary contained herein, Executive shall receive all compensation and other benefits to which he was entitled under
Section 4 through the Termination Date and, in addition, shall receive all

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other benefits under the Employers' benefit plans and programs to which he was entitled by reason of employment through the Termination Date.

                  (iii) Cause. Employers may terminate Executive's employment under this Agreement for cause at any time, and thereafter their obligations under this Agreement shall cease and terminate. Notwithstanding anything to the contrary contained herein, Executive shall receive all compensation and other benefits in which he was vested or to which he was otherwise entitled under
Section 4, and the plans and programs provided therein, by reason of employment through the Termination Date.

                  For purposes of this Agreement, "Cause" shall mean: (i) the intentional failure by Executive to substantially perform his duties (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Executive by Employers, which demand specifically identifies the manner in which they believe Executive has not substantially performed his duties, (ii) any willful act of misconduct by Executive, (iii) a criminal conviction of Executive for any act involving dishonesty, breach of trust or a violation of the banking or savings and loan laws of the United States, (iv) a criminal conviction of Executive for the commission of any felony, (v) a breach of fiduciary duty involving personal profit, (vi) a willful violation of any law, rule or regulation (other than a traffic violation or similar offenses) or final cease and desist order; or (vii) personal dishonesty or material breach by Executive of any provision of this Agreement.

                  For purposes of this Subsection 5(iii), no act, or failure to act, on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Employers.

                  (iv) Voluntary Termination by Executive. In addition to the right to terminate employment following a nonrenewal of this Agreement as provided in Section 2, Executive may voluntarily terminate his employment under this Agreement at any time by giving at least thirty (30) days prior written notice to Employers. In the event of a termination pursuant to this Section 5(iv), Executive shall receive all compensation and other benefits in which he was vested or to which he was otherwise entitled under Section 4 through the Termination Date, in addition to all other benefits available to him under benefit plans and programs to which he was entitled by reason of employment through the Termination Date.

                    (v)  Suspension or Termination Required by the OTS

                    (A) If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Employers' affairs by a notice served under Section 8(e)(3), or
                         Section 8(g)(1), of the Federal Deposit Insurance Act [12 U.S.C.ss.1818(e)(3) and (g)(1)], the Employers'
                         obligations under the Agreement shall be suspended as of the date of service of the notice unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employers shall (i) pay Executive all of the compensation withheld while their obligations under this Agreement were suspended, and
                         (ii) reinstate such obligations as were suspended.

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                    (B)  If Executive is removed and/or permanently prohibited from participating in the conduct of the Employers' affairs by an order issued under Section 8(e)(4) or
                         Section 8(g)(1) of the Federal Deposit Insurance Act [12 U.S.C. ss. 1818(e)(4) or (g)(1)], the obligations of the Employers under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                    (C) If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act [12 U.S.C. 1813
                         (x)(1)], all obligations under the Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the Executive.

                    (D) All obligations under the Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the Employers' continued operations (i) by the Director of the Office of Thrift Supervision ("OTS"), or his or her designee at the time the Federal Deposit Insurance Corporation ("FDIC") or Resolution Trust Corporation ("RTC") enters into an agreement to provide assistance to or on behalf of the Employers under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director of the OTS, or his or her designee, at the time it approves a supervisory merger to resolve problems related to operation of the Employers or when the Employers are determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

                    (E) In the event that 12 C.F.R. ss. 563.39, or any successor regulation, is repealed, this Section 5(v) shall cease to be effective on the effective date of such repeal. In the event that 12 C.F.R. ss. 563.39, or any successor regulation, is amended or modified, this Agreement shall be revised to reflect the amended or modified provisions if: (1) the amended or modified provision is required to be included in this Agreement; or (2) if not so required, the Executive requests that the Agreement be so revised.

                  (vi) Other Termination. If this Agreement is terminated by the Employers (1) other than for cause, death, disability or retirement, or (2) by Executive due to a failure by Employers to comply with any material provision of this Agreement, which failure has not been cured within thirty (30) days after notice of such non-compliance has been given by Executive to Employers, then following the Termination Date the Executive shall receive (a) his Base Salary through the end of the Employment Term, (b) his theretofore unpaid Base Salary for the period of employment up to the Termination Date, (c) medical, dental and life insurance through the end of the Employment Term and the other employee benefits contemplated by Section 4 through the end of the Employment Term, and
(d) any other benefits to which Executive is entitled by law or the specific terms of the Bank's policies in effect at the time of termination of employment.


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         6.       General Provisions.

                  (i)      Successors; Binding Agreement.

                  (A) Employers will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employers ("successor organization") to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employers would have been required to perform if no such succession had taken place.

                           As used in this Agreement "Employers" shall mean the Employers as hereinbefore defined (and any successor to their business and/or assets) which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by the terms and provisions of this Agreement by operation of this Agreement or law. Failure of the Employers to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive, if he elects to terminate this Agreement, to compensation from the Employers in the same amount and on the same terms as he would be entitled to under this Agreement if he terminated his employment under Section 5(vi). For purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date.

                  (B) No right or interest to or in any payments or benefits under this Agreement shall be assignable or transferable in any respect by the Executive, nor shall any such payment, right or interest be subject to seizure, attachment or creditor's process for payment of any debts, judgments, or obligations of Executive.

                  (C) This Agreement shall be binding upon and inure to the benefit of and be enforceable by (1) Executive and his heirs, beneficiaries and personal representatives, and (2) the Employers and any successor organization.

                  (ii) Noncompetition Provision. Executive acknowledges that the development of personal contacts and relationships is an essential element of the savings and loan business, that FCB Financial and FCB Bank have invested and Employers will during the Employment Term invest considerable time and money in his development of such contacts and relationships, that Employers could suffer irreparable harm if he were to leave employment and solicit the business of the Employers customers, and that it is reasonable to protect the Employers against competitive activities by Executive. Executive covenants and agrees, in mutual promises contained herein, that in the event of any termination or cessation of his employment hereunder (regardless of the reason for such termination or cessation), Executive shall not accept employment with or render services (in any capacity, whether as employee, officer, director, partner, trustee consultant or otherwise) to any Significant Competitor of Bank for a period of

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one (1) year following such termination. For purposes of this Agreement, the term Significant Competitor means any financial institution including, but not limited to, any commercial bank, savings bank, savings and loan association, credit union, or mortgage banking corporation which, at the time of termination of Executive's employment, or during the period of this covenant not to compete, has a home, branch or other office in the Wisconsin counties of Winnebago and Outagamie or which has, during the twelve (12) months preceding Executive's termination, originated, or which during the period of this covenant not to compete originates, more than $5,000,000 in commercial or mortgage loans secured by real property in any such county; provided, however, that Executive shall not be deemed to have breached this covenant not to compete (a) solely by reason of his rendering services otherwise prohibited by this Section 6(ii) for a financial institution which has its home office located outside of the Wisconsin counties of Winnebago and Outagamie if he renders such services from a full-service banking office of such financial institution which is located outside these same Wisconsin counties or (b) if his sole relationship with any other such entity consists of his holding, directly or indirectly, an equity interest in such entity not greater than five percent (5%) of such entity's outstanding equity interests.

                  Executive agrees that the non-competition provisions set forth herein are necessary for the protection of the Employers and are reasonably limited as to (i) the scope of activities affected, (ii) their duration and geographic scope, and (iii) their effect on Executive and the public. In the event Executive violates the non-competition provisions set forth herein, the Employers shall be entitled, in addition to its other legal remedies, to enjoin the employment of Executive with any Significant Competitor for the period set forth herein. If Executive violates this covenant and the Employers bring legal action for injunctive or other relief, the Employers shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the covenant shall be deemed to have the duration specified herein, computed from the date such relief is granted, but reduced by any period between commencement of the period and the date of the first violation.

                  (iii) Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, posted prepaid, addressed as follows:


If to the Bank                              Anchor BanCorp Wisconsin Inc./
                                            AnchorBank, S.S.B.
                                            25 West Main Street
                                            Madison, Wisconsin 53703

If to the Executive                         James J. Rothenbach
                                            2550 Lamplight Ct.
                                            Oshkosh, WI 54904


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         or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  (iv) Expenses. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement (or to recover damages for breach of it), the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and necessary costs and disbursements incurred in such litigation, in addition to any other relief to which such prevailing party may be entitled.

                  (v) Withholding. Employers shall be entitled to withhold from amounts to be paid to Executive under this Agreement any federal, state, or local withholding or other taxes or charges which it is from time to time required to withhold. Employers shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

                  (vi) Notice of Termination. Any purported termination by the Employers under Section 5(i) (in the case of retirement), (ii), (iii) or (vi), or by Executive under Sections 2, 5(i) (in the case of retirement) (iii), (iv) or (vi) shall be communicated by written "Notice of Termination" to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of termination of Executive's employment for Cause or termination by Executive pursuant to Section 2; and (iv) is given in the manner specified in Section 6(iii) of this Agreement.

                  (vii) Miscellaneous. No provision of this Agreement may be amended, waived or discharged unless such amendment, waiver or discharge is agreed to in writing and signed by Executive and such officers of the Employers as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wisconsin.

                  (viii) Mitigation; Exclusivity of Benefits. The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Termination Date or otherwise.

                  (ix) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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                  (x)   Counterparts. This Agreement may be executed in several
counterparts, each of which together will constitute one and the same instrument.

                  (xi) Headings. Headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

                  (xii) Effective Date. The effective date of this Agreement shall be the date indicated in the first section of this Agreement, notwithstanding the actual date of execution by any party.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                                             Executive:


                                             /s/ James J. Rothenbach
                                             -----------------------------------
                                             James J. Rothenbach


                                             ANCHOR BANCORP WISCONSIN INC.
                                                   (CORPORATE SEAL)


                                             By: /s/ Douglas J. Timmerman
                                            -----------------------------------
                                             Its: President


                                             ANCHORBANK, S.S.B.
                                                    (CORPORATE SEAL)


                                             By: /s/ Douglas J. Timmerman
                                            -----------------------------------
                                             Its: President



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